Exhibit 99.2

Contact:	FOR RELEASE:
Richard E. Moran Jr.	April 23, 2007
Executive Vice President and Chief Financial Officer
(310) 481-8483
or
Tyler H. Rose
Senior Vice President and Treasurer
(310) 481-8484

KILROY REALTY CORPORATION REPORTS

FIRST QUARTER FINANCIAL RESULTS

LOS ANGELES, April 23, 2007 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its first quarter ended March 31, 2007 with net income available for common stockholders of $16.5 million, or $0.51 per share, compared to $13.5 million, or $0.46 per share, in the first quarter of 2006. Revenues from continuing operations in the first quarter totaled $64.0 million, up from $62.0 million in the prior year’s first quarter. Funds from operations (FFO) for the period totaled $26.0 million, or $0.75 per share, compared to $26.8 million, or $0.82 per share, in the year-earlier period.

All per-share amounts in this report are presented on a diluted basis.

“Strong demand and limited supply continue to support excellent market conditions for commercial real estate across much of Southern California,” said John B. Kilroy, Jr., president and chief executive officer of KRC. “With seven development and re-development projects currently underway at KRC, we remain focused on quality execution and a strong leasing effort,” he said.

KRC currently has five projects under development, all located in high quality submarkets of San Diego. These five projects encompass eight buildings totaling approximately 1.1 million rentable square feet and are 82% preleased. In the aggregate, they represent a total estimated investment of approximately $359 million, of which $212 million has been spent to date.

The company also has two redevelopment projects underway, including a 107,000 square-foot property in Los Angeles County and a two-building, 104,500 square-foot property located along the I-15 corridor in San Diego County. The two projects, which are 39% preleased, represent a total estimated incremental investment of approximately $24 million, of which $4 million has been spent to date.

As previously reported, in January 2007, KRC acquired two value-added sites in San Diego, including Sabre Springs Corporate Center, an existing two-building redevelopment opportunity along the I-15 corridor for $24.7 million, and the third phase of Santa Fe Summit, 10.5 gross acres of land adjacent to Phases I and II of the company’s existing Santa Fe Summit project for $28.0 million.

In February, KRC completed the acquisition of 32.0 gross acres of entitled land near the Palomar Airport in the coastal San Diego town of Carlsbad for a purchase price of $15.8 million. Known as Carlsbad Oaks, the property is located in an emerging submarket for both office and light industrial space.

Earnings guidance for 2007 will be discussed by KRC management during the company’s April 24, 2007 earnings conference call. The call will begin at 11:00 a.m. Pacific time and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (866) 270-6057, reservation #39666704. A replay of the conference call will be available via phone through May 4, 2007 at (888) 286-8010, reservation #68428665, or via the Internet at the company’s website.

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. Kilroy Realty currently has an in-process development and redevelopment pipeline of approximately 1.3 million square feet in Los Angeles and San Diego counties. At March 31, 2007, the company owned 7.8 million rentable square feet of commercial office space and 3.9 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.

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KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
Revenues from continuing operations	$63,979	$62,023
Revenues including discontinued operations	$64,077	$63,479
Net income available for common stockholders (1)	$16,478	$13,529
Weighted average common shares outstanding - basic	32,349	29,440
Weighted average common shares outstanding - diluted	32,485	29,608
Net income per share of common stock - basic	$0.51	$0.46
Net income per share of common stock - diluted	$0.51	$0.46
Funds From Operations (2), (3)	$26,021	$26,787
Weighted average common shares/units outstanding - basic (4)	34,600	32,509
Weighted average common shares/units outstanding - diluted (4)	34,737	32,677
Funds From Operations per common share/unit - basic (4)	$0.75	$0.82
Funds From Operations per common share/unit - diluted (4)	$0.75	$0.82
Common shares outstanding at end of period	32,698	29,792
Common partnership units outstanding at end of period	2,248	2,892

Total common shares and units outstanding at end of period	34,946	32,684

	March 31, 2007	March 31, 2006
Stabilized portfolio occupancy rates:
Office	95.5%	92.4%
Industrial	91.0%	99.7%

Weighted average total	94.0%	95.0%

Los Angeles	93.8%	91.3%
Orange County	91.2%	98.6%
San Diego	98.2%	94.7%
Other	89.7%	92.9%

Weighted average total	94.0%	95.0%

Total square feet of stabilized properties owned at end of period:
Office	7,835	7,948
Industrial	3,870	4,423

Total	11,705	12,371

(1)	Net income after minority interests.

(2)	Reconciliation of Net Income to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	March 31, 2007	December 31, 2006
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$293,059	$293,059
Buildings and improvements	1,494,184	1,484,051
Undeveloped land and construction in progress	378,112	263,651

Total real estate held for investment	2,165,355	2,040,761
Accumulated depreciation and amortization	(457,982)	(443,807)

Real estate held for investment, net	1,707,373	1,596,954
Property held for sale, net	—	4,512

Total real estate assets, net	1,707,373	1,601,466
Cash and cash equivalents	5,167	11,948
Restricted cash	—	494
Funds held at qualified intermediary for Section 1031 exchange	—	43,794
Current receivables, net	7,096	5,890
Deferred rent receivables, net	62,201	61,929
Note receivable	11,065	11,096
Deferred leasing costs and acquisition related intangibles, net	48,598	49,019
Deferred financing costs, net	5,545	5,100
Prepaid expenses and other assets	7,670	8,616

TOTAL ASSETS	$1,854,715	$1,799,352

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$455,230	$459,198
Unsecured senior notes	144,000	144,000
Unsecured line of credit	331,000	276,000
Accounts payable, accrued expenses and other liabilities	90,525	67,729
Accrued distributions	20,605	19,610
Deferred revenue and other acquisition related liabilities	29,923	25,353
Rents received in advance and tenant security deposits	19,256	19,900

Total liabilities	1,090,539	1,011,790

MINORITY INTERESTS:
7.45% Series A Cumulative Redeemable Preferred unitholders	73,638	73,638
Common unitholders of the Operating Partnership	36,812	39,628

Total minority interests	110,450	113,266

STOCKHOLDERS’ EQUITY:
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	327	324
Additional paid-in capital	652,580	671,484
Distributions in excess of earnings	(120,763)	(119,094)

Total stockholders’ equity	653,726	674,296

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,854,715	$1,799,352

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
REVENUES:
Rental income	$56,315	$55,600
Tenant reimbursements	6,558	5,486
Other property income	1,106	937

Total revenues	63,979	62,023

EXPENSES:
Property expenses	10,858	10,003
Real estate taxes	4,739	4,732
Provision for bad debts	(172)	512
Ground leases	516	519
General and administrative expenses	9,048	4,934
Interest expense	9,656	11,971
Depreciation and amortization	17,237	17,379

Total expenses	51,882	50,050

OTHER INCOME AND EXPENSE:
Interest income	619	252
Net settlement receipts on interest rate swaps	—	194
Loss on derivative instruments	—	(76)

Total other income and expense	619	370

Income from continuing operations before minority interests	12,716	12,343
Minority interests:
Distributions on Cumulative Redeemable Preferred units	(1,397)	(1,397)
Minority interest in earnings of Operating Partnership attributable to continuing operations	(578)	(804)

Total minority interests	(1,975)	(2,201)

Income from continuing operations	10,741	10,142
Discontinued operations:
Revenues from discontinued operations	98	1,456
Expenses from discontinued operations	(20)	(721)
Net gain on disposition of discontinued operations	8,626	5,655
Minority interest in earnings of Operating Partnership attributable to discontinued operations	(565)	(601)

Total income from discontinued operations	8,139	5,789

Net income	18,880	15,931
Preferred dividends	(2,402)	(2,402)

Net income available for common stockholders	$16,478	$13,529

Weighted average shares outstanding - basic	32,349	29,440
Weighted average shares outstanding - diluted	32,485	29,608
Net income per common share - basic	$0.51	$0.46

Net income per common share - diluted	$0.51	$0.46

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
Net income available for common stockholders	$16,478	$13,529
Adjustments:
Minority interest in earnings Minority interest in earnings of Operating Partnership	1,143	1,405
Depreciation and amortization of real estate assets	17,026	17,508
Net gain on dispositions of discontinued operations	(8,626)	(5,655)

Funds From Operations (1), (2)	$26,021	$26,787

Weighted average common shares/units outstanding - basic	34,600	32,509
Weighted average common shares/units outstanding - diluted	34,737	32,677
Funds From Operations per common share/unit - basic	$0.75	$0.82

Funds From Operations per common share/unit - diluted	$0.75	$0.82

(1)

Management believes that Funds From Operations (“FFO”) is a useful supplemental measure of the Company’s operating performance. The Company computes FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles (“GAAP”), excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Other real estate investment trusts (“REITs”) may use different methodologies for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective on operating performance not immediately apparent from net income. In addition, management believes that FFO provides useful information to the investment community about the Company’s operating performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs that could materially impact the Company’s results of operations.

(2)	Reported amounts are attributable to common shareholders and common unitholders.